    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 1995
                                                            REGISTRATION NO. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ________________


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ___________________


                              CYTOGEN CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
           DELAWARE                                             22-2322400
 (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

       600 COLLEGE ROAD EAST, CN 5308, PRINCETON, NEW JERSEY 08540-5308
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                               _________________


                              CYTOGEN CORPORATION
                            1995 STOCK OPTION PLAN
                           (FULL TITLE OF THE PLAN)
                               _________________


                             MR. T. JEROME MADISON
             VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                              CYTOGEN CORPORATION
 600 COLLEGE ROAD EAST, CN 5308, PRINCETON, NEW JERSEY 08540-5308, TELEPHONE:
                                (609) 987-8200
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (609) 987-8200
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                               _________________


                                   Copy to:

                             JAMES J. MARINO, ESQ.
                            DECHERT PRICE & RHOADS
                          997 LENOX DRIVE, SUITE 210
                        LAWRENCEVILLE, NEW JERSEY 08648
                                (609) 520-3200
                               _________________


                        CALCULATION OF REGISTRATION FEE

 ===============================================================================================================
                                    AMOUNT            PROPOSED         PROPOSED MAXIMUM
          TITLE OF                  TO BE         MAXIMUM OFFERING    AGGREGATE OFFERING      AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED     PRICE PER SHARE (1)       PRICE (1)       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
        Common Stock           2,402,635 shares       $4.9688            $11,938,212.78        $4,116.63
================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with paragraph (h) of Rule 457 of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on October 6, 1995.

                           _________________________

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

               (a) The latest Annual Report on Form 10-K of Cytogen Corporation (the "Company"), which at the date of this Registration Statement on Form S-8 (this "Registration Statement") is its Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Company's latest Annual Report on Form 10-K.

               (c) The description of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A declared effective on March 9, 1992, together with all reports and other documents filed with the Commission for the purpose of updating or otherwise amending that description after the date of this Registration Statement.

               All documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or any other subsequently cited document which also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes that statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law (the "DGCL") provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding (except actions by or in the right of the corporation), if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal suit or proceeding, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents against expenses actually and reasonably incurred by them if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, absent a determination by a court that such indemnity is proper. Section 145 further permits a Delaware corporation to grant its directors, officers, employees and agents additional rights of indemnification through bylaw provisions and otherwise.

        Section 145 further permits a Delaware corporation to purchase and maintain insurance on behalf of any persons who are or were directors, officers, employees or agents of the corporation, or are or were serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify them against such liability under the other provisions of
Section 145.

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit.

        The Restated Certificate of Incorporation, as amended, of the Registrant provides for the indemnification of the Registrant's directors, officers, employees and agents to the fullest extent provided by the DGCL.

        Article IX, Sections 1 and 2 of the Registrant's By-laws, as amended, provide as follows:

               "SECTION 1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               SECTION 2. Each person who has or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General

        Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this
        Section 2, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition as authorized by the Board of Directors; provided, however, that if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director, officer, employee or agent of the Corporation in his or her capacity as such in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent of the Corporation, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent of the Corporation is not entitled to be indemnified under this Section 2 or otherwise."

        The Registrant has entered into identical indemnification agreements with certain of its directors, officers and consultants which generally put into effect Sections 1 and 2 of its By-laws.

        In addition, the Registrant's By-laws provide that the Registrant has the power to purchase liability insurance policies covering its directors, officers, employees and agents, whether or not the Registrant would have the power to indemnify such person under the DGCL. The Registrant currently maintains such insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit 4.1     Restated Certificate of Incorporation, as amended(1)
Exhibit 4.2     By-laws of Cytogen Corporation, as amended(1)
Exhibit 4.3     Specimen of Common Stock Certificate(2)
Exhibit 4.4     Cytogen Corporation 1995 Stock Option Plan(3)
Exhibit 5.1     Legal Opinion of Dechert Price & Rhoads
Exhibit 23.1    Consent of Arthur Andersen LLP
Exhibit 23.2    Consent of Dechert Price & Rhoads
Exhibit 24.1    Power of Attorney

_____________
(1) Filed as an exhibit to Form S-4 Registration Statement (No. 33-88612) and incorporated herein by reference.
(2) Filed as an exhibit to Amendment No. 1 to Form S-1 Registration Statement (No. 33-5533) and incorporated herein by reference.
(3) Filed as Appendix B to the Registrant's Proxy Statement filed with the Commission on April 18, 1995 and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

1.  The undersigned Registrant hereby undertakes:

    a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       Provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, and the State of New Jersey, on this 9th day of October, 1995.

                                   CYTOGEN CORPORATION



                                   By:/s/ Thomas J. McKearn
                                      -------------------------
                                     Thomas J. McKearn
                                     President and Chief Executive
                                     Officer

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. McKearn and T. Jerome Madison or either of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that either of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                                       TITLE                              DATE
         ---------                                       -----                              ----

/s/ William C. Mills III                Chairman of the Board of Directors             October 9, 1995
---------------------------
    William C. Mills III

/s/ Thomas J. McKearn                   President, Chief Executive Officer and         October 9, 1995
---------------------------             Director (Principal Executive Officer)
    Thomas J. McKearn

/s/ T. Jerome Madison                   Vice President, Chief Financial Officer,       October 9, 1995
---------------------------             Secretary and Director (Principal
    T. Jerome Madison                   Financial and Accounting Officer)

/s/ Robert F. Hendrickson               Director                                       October 9, 1995
---------------------------
    Robert F. Hendrickson

/s/ Donald E. O'Neill                   Director                                       October 9, 1995
---------------------------
    Donald E. O'Neill

/s/ Charles E. Austin                   Director                                       October 9, 1995
---------------------------
    Charles E. Austin

/s/ Bruce R. Ross                       Director                                       October 9, 1995
---------------------------
    Bruce R. Ross

                                 EXHIBIT INDEX
                                 -------------

Exhibit 5.1          Legal Opinion of Dechert Price & Rhoads             Page

Exhibit 23.1         Consent of Arthur Andersen LLP                      Page

Exhibit 23.2         Consent of Dechert Price & Rhoads                   (Included in Exhibit 5.1)

Exhibit 24.1         Power of Attorney                                   (See Page 7)